UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 20, 2011

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Throughout this document, AT&T Inc. is referred to as “we” or “AT&T.” We are a holding company whose subsidiaries and affiliates operate in the communications services industry. Our subsidiaries and affiliates provide wireless and wireline telecommunications services and equipment, and directory advertising both domestically and worldwide.

We announced on October 20, 2011 that third-quarter 2011 net income attributable to AT&T totaled $3.6 billion, or $0.61 per diluted share. These results compare with reported net income attributable to AT&T of $12.3 billion, or $2.07 per diluted share, in the third quarter of 2010, which included $1.53 in one-time gains from a tax settlement and the sale of our Sterling Commerce subsidiary.

On a reported basis, our third-quarter 2011 revenues were $31.5 billion, down $103 million from the third-quarter 2010. Third quarter 2011 revenues reflect continued declines in Wireline voice and print advertising revenues and lower wireless equipment sales due to the timing of the iPhone 4S and 2010 iPhone 4 releases, mostly offset by strong wireless service revenues. Compared with results for the third quarter of 2010, operating expenses were $25.2 billion versus $26.2 billion; operating income was $6.2 billion, up from $5.4 billion; and AT&T's operating income margin was 19.8 percent, compared to 17.2 percent.

AT&T Mobility’s reported revenues for the third-quarter 2011 were $15.6 billion, up 2.8 percent versus the year-ago quarter. The increase in revenues reflected an increase in net customers and continued strong growth in data revenues.

AT&T Mobility recorded a net gain of 2.1 million wireless customers in the third quarter of 2011, bringing AT&T’s wireless customer base to 100.7 million at September 30, 2011, compared to 92.8 million at September 30, 2010. The subscriber increase reflects gains in every customer category, continued demand for advanced handsets, as well as continued growth of data-centric devices such as eReaders, tablets, fleet management systems, security systems and a host of other products. During the third quarter, net adds for connected devices on AT&T’s wireless network were 1,038,000, reseller net adds were 473,000, postpaid subscriber net adds were 319,000, and prepaid net adds were 293,000. For the quarter, average revenue per postpaid subscriber increased 1.4 percent versus the year-earlier quarter due to strong data growth. Total average revenue per subscriber declined slightly, reflecting the continued growth of data-centric devices.

Third quarter smartphone activations were 4.8 million, including iPhone activations of 2.7 million compared to 3.6 million iPhone activations in each of the first and second quarters of 2011. Branded computing subscribers, a new growth area for AT&T that includes tablets, aircards, Mi-Fi devices, tethering plans and other data-only devices, totaled 4.5 million, a gain of 505,000 in the third quarter of 2011. Branded computing subscribers are reflected in prepaid and postpaid subscriber totals. Tablet subscribers, including iPad- and Android-based devices, increased 290,000; about two-thirds of these were reflected in prepaid subscriber totals with the remainder in postpaid.

Total customer churn was 1.28 percent versus 1.32 percent in the third quarter of 2010 and 1.43 percent in the second quarter of 2011. Postpaid churn was 1.15 percent, compared to 1.14 percent in the year-ago third quarter and 1.15 percent in the second quarter of 2011. Churn from iPhone subscribers declined slightly from the second quarter of 2011.

Third-quarter 2011 reported wireless operating expenses totaled $11.0 billion, down 5.9 percent versus the third quarter of 2010, reflecting slower postpaid adds and customer upgrade levels, and improved operating efficiencies, partially offset by continued expenses relating to the transition of former Alltel and Centennial subscribers to our network. Year-over-year comparisons are also influenced by the launch of iPhone 4 at the end of the second quarter a year ago. AT&T Mobility’s operating income margin was 29.6 percent compared to 23.1 percent in the year-ago quarter, reflecting these expense factors and further revenue growth from the company’s base of high-value subscribers.

Revenues from our wireline segment were $15.0 billion, a 2.2% decrease from the year-ago quarter; revenues from both consumer and business customers increased slightly on a sequential quarterly basis. Revenues from our wireline business customers were $9.3 billion, a decrease of 2.7 percent from the year-ago quarter, reflecting continued declines in older circuit-based data services and voice partially offset by increases in Internet-Protocol-based data services. Revenues from our wireline consumer customers were $5.3 billion, essentially flat when compared to the third-quarter 2010, as the decline in voice revenues was offset by a continued increase in broadband and video revenues.

Revenue connections from our consumer customers (retail voice, high speed Internet and video) totaled 41.9 million at September 30, 2011 versus 43.7 million at September 30, 2010 and 42.5 million at June 30, 2011. At the end of the third quarter of 2011, our total switched access lines were 38.0 million compared with 45.1 million at the end of the third quarter of 2010. The decline reflects continuing economic pressures on our customers as well as increasing competition from wireless, Voice over Internet Protocol and cable providers. The number of U-verse video subscribers totaled 3.6 million at the end of the third quarter of 2011, with a net gain of 176,000 subscribers in the third quarter of 2011. U-verse deployment reached 29.8 million living units as of September 30, 2011 and we expect to reach approximately 30 million living units across our 22-state local service area by the end of 2011. The number of U-verse voice connections (which use VoIP technology and therefore are not included in the access line total) increased by 119,000 in the quarter to reach 2.1 million.

Third-quarter wireline operating expenses totaled $13.2 billion, down 1.3% from the year-ago quarter, driven by continuing initiatives to reduce cost. AT&T’s wireline operating margin was 12.1 percent, down slightly compared to 13.0 percent in the year-earlier quarter.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)   Exhibits

99.1  AT&T Inc. selected financial statements and operating data.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: October 20, 2011	By: /s/ Paul W. Stephens Paul W. Stephens Senior Vice President and Controller